EXHIBIT 23.1





                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Aphton Corporation on Form S-3 of our report dated July 5, 1996, on our audits of the financial statements of Aphton Corporation as of April 30, 1996 and 1995, and for the years ended April 30, 1996, 1995 and 1994, which report is included in the 1996 Annual Report on Form 10-K incorporated be reference in this registration statement. We also consent to the reference to our firm under the caption "Experts".


                              COOPERS & LYBRAND L.L.P.


Honolulu, Hawaii
July 11, 1997